News Release


          Contact:  Steve Unglesbee                       FOR IMMEDIATE RELEASE
                    410-495-2380
                    steve.unglesbee@ccnppi.com

                    Michael W. Delaney
                    410-234-5466
                    michael.w.delaney@constellation.com



                   Constellation Energy Group Subsidiary Buys
                      Nine Mile Point Nuclear Power Plants

    Acquisitions Will Add 1,550 Megawatts to Merchant Energy Supply Portfolio
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     BALTIMORE,  Dec. 12, 2000 - Constellation  Energy Group (NYSE: CEG) and the
owners of the two Nine Mile Point nuclear power plants, located in Scriba, N.Y., today announced that Constellation Nuclear will buy 100 percent of Unit 1 and 82 percent of Unit 2. Constellation will own a total of 1,550 megawatts of Nine Mile Point's 1,757 megawatts of total generating capacity. The purchase price net of fuel is $737 million. The total purchase price, including fuel, is $815 million.

     The acquisitions of the Nine Mile Point plants will be immediately accretive to Constellation Energy Group's earnings and are expected to contribute approximately 20 cents per share to its merchant energy business earnings in 2002. The sale is expected to close in mid-2001 after receipt of all regulatory approvals. Key regulatory approvals are required from the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, and the New York State Public Service Commission.

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     Constellation  Energy's  merchant  energy  business was ranked fifth in the nation  for  sales  of  electric  power  in  the  third  quarter  of  2000.  The
acquisitions  of  the  Nine  Mile  Point  plants  are  a  significant   step  in
Constellation's strategy of controlling electric generating facilities that support its rapidly growing merchant energy business.

     "Constellation's purchase of the Nine Mile Point plants gives us an important supply resource and fits well with the growth of our merchant energy business in the Northeast," said Christian H. Poindexter, Chairman of the Board and Chief Executive Officer of Constellation Energy Group. "We have an outstanding record of operating and maintaining a diverse portfolio of electric generating facilities, including more than 25 years experience in operating Calvert Cliffs, one of the nation's best performing and most efficient nuclear power plants and the first to receive renewed operating licenses. And we have spent the last several years working to build a premier power marketing organization that is uniquely equipped to serve the complex energy needs of wholesale customers in a rapidly changing marketplace. Increasing the size of our generation portfolio while improving its fuel diversity increases our flexibility and strength as we strive to leverage our risk management skill set to be the provider of choice in the wholesale energy market. This expands our footprint and gives us an important toehold with a major customer base."

     Constellation's existing portfolio of approximately 8,500 megawatts is predominantly coal or nuclear. Constellation currently has a pipeline of 5,300 megawatts of natural gas-fired facilities under construction or in advanced development in various regions of the United States that will begin operations in 2001 through 2003. These gas-fired plants and the Nine Mile Point plants will provide additional fuel diversity when they are added to Constellation's existing portfolio.


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     Charles W. Shivery,  Co-President  of  Constellation  Energy  Group,  said,
"Constellation is on pace to meet our goal of controlling approximately 30,000 megawatts of electric generating capacity by 2005 to support our rapid growth. The Nine Mile Point acquisitions are an important step in expanding our long-term supply portfolio. The deal includes power purchase agreements that will give us an attractive rate of return and a stable platform for further expansion. Our marketing organization has many options in meeting near and intermediate-term supply obligations. But direct control of electric generating facilities provides us our best supply option for long-dated commitments. For this reason, we will be focusing on acquisitions of existing plants going forward in addition to our development and construction program."

     One-half of the purchase price, or $407.5 million, is due at the closing of the transaction. The sellers will finance the remaining half of the purchase price for a period of five years with equal annual principal repayments. Constellation expects to close the transaction with funds from currently available sources. Longer term, Constellation Energy expects to fund its growth and operating objectives with a mixture of debt and equity consistent with its overall goal of maintaining an investment grade credit profile.

     Nine  Mile  Point  includes  two  boiling-water   reactors.  Unit  1  is  a
609-megawatt reactor that entered service in 1969. Unit 2 is a 1,148-megawatt reactor that began operation in 1988.

     Niagara Mohawk Power  Corporation is the sole owner of Nine Mile Point Unit
1. The co-owners of Nine Mile Point Unit 2 who are selling their interests to Constellation include Niagara Mohawk (41 percent), New York State Electric and Gas (18 percent), Rochester Gas & Electric Corporation (14 percent) and Central Hudson Gas & Electric Corporation (9 percent). The Long Island Power Authority, who owns 18 percent of Nine Mile Point Unit 2, has chosen not to sell its portion at this time. The plant is located about 40 miles north of Syracuse, New York.


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     The terms of the  transaction  include power  purchase  agreements  whereby
Constellation has agreed to sell 90 percent of its share of the Nine Mile Point plants' output back to the sellers for approximately 10 years at an average price of nearly $35 per MWh over the term of the power purchase agreements. The contracts for the output of both plants are based on operation of the individual units. As such, the acquisition provides for an attractive rate of return underwritten by the contract prices for power with opportunities for enhancement based on the uncommitted output of the plants.

     The sellers will be transferring approximately $450 million in decommissioning funds at the time of closing. Constellation Nuclear believes this transfer is sufficient to meet the decommissioning needs of its share of the Nine Mile Point site.

     Constellation Energy Group is a holding company whose subsidiaries include energy-related businesses focused mostly on power marketing, generation and portfolio management, plus BGE, which provides service to more than 1.1 million electric customers and more than 590,000 natural gas customers in Central Maryland. Constellation Nuclear is a wholly owned subsidiary of Constellation Energy Group.

     Constellation Energy Group reported combined revenues in 1999 of nearly $3.8 billion and had over $11 billion in assets as of September 30, 2000.

     Constellation Energy Group recently announced that it intends to separate its wholesale merchant energy and retail energy businesses into two stand-alone, publicly traded companies as soon as all required approvals have been obtained. The separation is expected to occur in mid-to-late 2001.


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Analysts Conference Call Information:  Constellation  Energy Group is hosting an analyst conference call today at 2 p.m. (EST). Investors who wish to participate should call 1-800-446-2782 shortly before 2 p.m. The international number is 1-847-413-3235. The conference host is Constellation Energy Group/Poindexter.


Note to Editors: A conference call for analysts is scheduled for 2:00 PM today by calling 1-800-446-2782 before the start time. Editors may monitor this conference The host for the call is Constellation Energy Group/Poindexter. A digital tape reply will also be available for seven days by calling 1-888-843-8996. The confirmation number is 3248170.

Forward Looking Statement
-------------------------
Statements are made in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to be materially different from those projected. These risks, uncertainties and factors include, but are not limited to: satisfaction of all the conditions precedent to the closing on the purchase of the Nine Mile Point nuclear power plants, including obtaining all regulatory approvals; obtaining all regulatory approvals necessary to close on the previously announced investment by an affiliate of The Goldman Sachs Group, Inc. in Constellation's merchant energy business and complete the separation of Constellation's merchant energy business from its retail services business; satisfaction of all conditions precedent to the transaction with Goldman Sachs; general economic, business and regulatory conditions; energy supply and demand; competition; federal and state regulations; availability, terms and use of capital; nuclear and environmental issues; weather; implications of the Order issued by the Maryland PSC regarding implementation of customer choice including any appeals of the order; commodity price risk; operating generation assets in a deregulated market without the benefit of a fuel rate adjustment clause; loss of revenues due to customers choosing alternative suppliers; higher volatility of earnings and cash flows; increased financial requirements of nonregulated subsidiaries; inability to recover all costs associated with providing electric retail customers service during the electric rate freeze period; and implications from the transfer of BGE's generation assets and related liabilities to nonregulated subsidiaries of Constellation Energy Group, including the outcome of any appeal of the PSC order regarding the transfer. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission for more information on these factors. These forward-looking statements represent estimates and assumptions only as of the date of this press release, and no duty is undertaken to update any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.



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